UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

VIAD CORP
 (Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona	85004-4545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 7, 2007, the Board of Directors of Viad Corp (the “Company”) approved adoption of a severance arrangement for executive officers of the Company. Under the Executive Officer Pay Continuation Policy, executives with less than seven years of service with the Company would receive six months of salary and a prorata portion of the annual incentive compensation if earned, while executive officers with seven or more years of service with the Company may receive up to one year’s salary. Executive officers would receive continued health and welfare benefits during the severance period and a prorata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned. No payment, however, would be made under the policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad. The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supercede the policy, and exceptions to the policy may be made if recommended by the Chief Executive Officer of Viad and approved by the Human Resources Committee of the Board.

The Board also approved, at the request of Robert H. Bohannon, Chairman of the Board, amendments to Mr. Bohannon’s employment agreement to substantially reduce severance payments upon a termination without cause. The amended agreement provides that Mr. Bohannon would receive an amount equal to the base salary payable to him from the date of the early termination without cause through the end of his employment term (March 31, 2008), plus the accrued, annual cash incentive payable under the Management Incentive Plan prorated to the date of employment termination. At the same time, his employment agreement was further amended to eliminate any cash payment payable upon early termination for cause.

A copy of the Executive Officer Severance Policy, adopted February 7, 2007, and the First Amendment to the Amended and Restated Employment Agreement between Viad Corp and Robert H. Bohannon, dated February 7, 2007, are attached hereto as Exhibits 10.A and 10.B, respectively, and are incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.A 10.B	- -	Copy of Executive Officer Pay Continuation Policy, adopted February 7, 2007. Copy of First Amendment to the Amended and Restated Employment Agreement between Viad Corp and Robert H. Bohannon, dated February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

February 13, 2007

By /s/ G. Michael Latta
G. Michael Latta
Vice President — Controller
(Chief Accounting Officer and Authorized Signer)

EXHIBIT INDEX

Exhibit
Number	Description
10.A	Copy of Executive Officer Pay Continuation Policy, adopted February 7, 2007.
10.B	Copy of First Amendment to the Amended and Restated Employment Agreement between Viad Corp and Robert H. Bohannon, dated February 7, 2007.